VARMA & ASSOCIATES
                          CERTIFIED PUBLIC ACCOUNTANTS
                           610 CROWN OAK CENTRE DRIVE
                             LONGWOOD, FLORIDA 32750

April 20, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

I have read Item 4 (a) included in the Form 8-K dated April 20, 2001 of Roanoke Technology Corp. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

VARMA & ASSOCIATES

By:      /s/ James P. Gately
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             JAMES P. GATELY